Exhibit 10.1

FIRST AMENDMENT TO SALES COMPENSATION PLAN

THIS FIRST AMENDMENT TO SALES COMPENSATION PLAN (the “Amendment”) is entered into and effective as of September 1, 2021 by and between PCTEL, Inc., a Delaware corporation having a place of business at 471 Brighton Drive, Bloomingdale, IL 60108 (“PCTEL”), and Arnt Arvik, a PCTEL employee (“Participant”).  Any capitalized terms used herein but not defined shall have the meanings given to such terms in the Plan (as hereinafter defined).

WHEREAS, PCTEL and Participant are parties to that certain PCTEL, Inc. Sales Compensation Plan prepared specifically for Participant for Plan Year 2021 (the “Plan”);

WHEREAS, PCTEL acquired Smarteq Wireless AB (“Smarteq”) on April 30, 2021 (the “Acquisition Date”) as a wholly-owned subsidiary;

WHEREAS, in accordance with GAAP, revenue generated after the Acquisition Date by sales of products produced by Smarteq (“Smarteq Products”) would be included in PCTEL’s revenue and, pursuant to the Plan, in Commissionable Revenue although Participant’s Individual Quota is not automatically adjusted;

WHEREAS, earnings generated by Smarteq are included in Adjusted EBITDA although Participant’s EBITDA Goal is not automatically adjusted;

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to Section V(b). Section V(b) of the Plan is hereby amended and restated in its entirety as follows:

“The Company has assigned Participant an Adjusted EBITDA goal equal to the Company’s target total Adjusted EBITDA, as set forth on Attachment A (“EBITDA Goal”).”

2.	Amendment to Attachment A. Attachment A of the Plan is hereby amended and restated in its entirety as set forth on Attachment A to this First Amendment.

3.

General. This Amendment is governed by and construed in accordance with the laws of the State of Illinois and forms part of and is subject to the terms and conditions of the Plan; however, the terms of this Amendment shall prevail to the extent of any conflict or inconsistency between the terms of this Amendment and the Plan, and all references in the Plan to “the Plan,” “herein,” “hereof” or similar terms shall be deemed to refer to the Plan as amended by this Amendment.  Except as specifically amended pursuant to the foregoing, the Plan shall continue in full force and effect in accordance with the terms in existence as of the date of this Amendment.  This Amendment, together with the Plan and the agreements referred to therein and herein, contains the entire agreement of the parties with respect to the matters herein, and may not be amended or modified except by an instrument executed in writing by all parties hereto.  The parties may execute this Amendment in one or more counterparts, each of which shall for all purposes be deemed to be an original but both of which together shall constitute one and the same Amendment.

I acknowledge, as of this 13th day of September 2021, that I have read, understand and agree to the terms and conditions of this First Amendment to the PCTEL, Inc. Sales Compensation Plan for Plan Year 2021.

/s/ Arnt Arvik_________________

Employee Participant

Accepted and agreed on behalf of the Company by:

/s/ David Neumann_____________

Chief Executive Officer

/s/ Les Sgnilek_________________

Vice President – Corporate Resources & Chief Risk Officer

/s/ Kevin McGowan_____________

Chief Financial Officer